Exhibit 23.1

    CONSENT OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C., INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related prospectus of UTG Communications International, Inc. for the registration of 1,005,355 shares of its common stock and to the incorporation by reference therein of our report dated June 22, 1998, with respect to the consolidated financial statements of UTG Communications International, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                        /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                        --------------------------------------------------------
                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                        Certified Public Accountants

New York, New York
June 7, 1999